Exhibit 10.6
                                         As Amended and Restated
                                         on February 6, 1987,
                                         as Thereafter Amended
                                         Through July 31, 1992


                    ELECTROMAGNETIC SCIENCES, INC.
                 1981 INCENTIVE STOCK OPTION PLAN

                             ARTICLE I
                            DEFINITIONS


     As used herein, the following terms have the meanings hereinafter set forth unless the context clearly indicates to the contrary:

     (a) "Board" shall mean the Board of Directors of the Company.

     (b) "Committee" shall mean the Stock Option Committee of the Board.

     (c)  "Company" shall mean Electromagnetic Sciences, Inc.

     (d) "Disabled Employee" shall mean an employee of the Company or any Subsidiary who is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to last for a continuous period of not less than twelve months.

     (e) "Fair Market Value" at any time shall mean the closing sales price, or the mean between the closing high "bid" and low "asked" prices, as the case may be, of the Stock in the over-the-counter market on the day on which such value is to be determined, as reported by the National Association of Securities Dealers Automated Quotation System or successor national quotation service. If the Stock is listed on a national securities exchange, "Fair Market Value" at any time shall mean the closing sales price of the Stock on such national securities exchange on the day on which such value is to be determined, as reported in the composite quotations for securities traded on such exchange provided by the National Association of Securities Dealers or successor national quotation service. In the event no such quotations are available for the day in question, "Fair Market Value" at any time shall be determined by reference to the appropriate prices on the next preceding day for which such prices are reported.

     (f) "Incentive Stock Option" shall mean an option that complies with and is subject to the terms, limitations and conditions of Section 422A of the Internal Revenue Code of 1986, as it may be amended from time to time (the "Code"), and any regulations promulgated with respect thereto (the "Regulations").

     (g) "Non-Qualifying Stock Option" shall mean an option that is not an Incentive Stock Option.

     (h)  "Option" shall mean an option, whether an Incentive
Stock Option or a Non-Qualifying Stock Option, to purchase Stock granted pursuant to the provisions of Article VI hereof.

     (i) "Optionee" shall mean a person to whom an Option has been granted hereunder.

     (j) "Option Price" shall mean the price at which an Optionee may purchase a share of stock under a Stock Option
Agreement.

     (k) "Parent" shall mean any corporation which owns, directly or indirectly, the majority of the outstanding voting stock of the Company.

     (l)  "Plan" shall mean the Electromagnetic Sciences, Inc.
1981 Incentive Stock Option Plan, the terms of which are set forth herein.

     (m) "Purchasable" shall refer to Stock which may be purchased by an Optionee under the terms of this Plan after a certain date specified in his Stock Option Agreement.

     (n) "Stock" shall mean the $.10 par value common stock of the Company or, in the event that the outstanding shares of Stock are hereafter changed into or exchanged for shares of a different stock or securities of the Company or some other corporation, such other stock or securities.

     (0) "Stock Option Agreement" shall mean an agreement between the Company and the Optionee under which the Optionee may purchase Stock hereunder.
          (p) "Subsidiary" shall mean any corporation, the majority of the outstanding voting stock of which is owned, directly or indirectly, by the Company.


                          ARTICLE II
                           THE PLAN

     2.1 Purpose. The purpose of the Plan is to advance the interests of the Company and its shareholders by affording "key employees", as defined in Article III hereof, of the Company and its Subsidiaries an opportunity to acquire or increase their proprietary interests in the Company by granting such persons Options to purchase Stock. The Options will promote the growth and profitability of the Company and its Subsidiaries because the Optionees will be provided with an additional incentive to achieve the objectives of the Company and its Subsidiaries through participation in its success and growth and by encouraging their continued employment.

     2.2 Effective Date. The Plan became effective on October 16, 1981, which is the date of its adoption by the Board. The Plan was approved by the holders of a majority of the shares of capital stock of the Company represented at the annual meeting of its stockholders held on April 23, 1982.

     2.3 Termination Date. The Plan shall terminate and no further Options shall be granted hereunder on October 16, 1991, which is the earlier of the tenth anniversary of the date on which the Plan was adopted by the Board or the date on which the Plan was approved by the Company's stockholders.

                            ARTICLE III
                           PARTICIPANTS

     Any "key employee," including executive personnel and department heads (as well as officers who are also directors), of the Company or a Subsidiary shall be eligible to participate in the Plan, provided that they are full-time employees of the Company or a Subsidiary. Members of the Committee who otherwise qualify as "key employees" shall be eligible to participate.

                           ARTICLE IV
                          ADMINISTRATION

     4.1 Duties and Powers of Committee. Subject to Section 4.4 hereof, the Plan shall be administered by the Committee. The Committee shall select one of its members as its Chairman and shall hold its meetings at such time and places as it may determine. The Committee shall keep minutes of its meetings and shall make such rules and regulations for the conduct of its business as it may deem necessary. In administering the Plan, the Committee's actions and determinations shall be binding on all interested parties. Subject to the express provisions of the Plan, the Committee shall have the sole discretion and authority to determine the eligible "key employees," those key employees to whom an Option will be granted, the time or times at which the Option may be exercised, the number of shares of Stock subject to the Option, whether the Option is an Incentive Stock Option or a Non-Qualifying Stock Option, and the terms and conditions of the Stock Option Agreement. Subject to the express provisions of the Plan, the Committee shall also have complete authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it and to make all other determinations necessary or advisable in the administration of the Plan, including, without limitation, the amending or altering of the Plan and any Option granted hereunder as may be required to comply with or to conform to any federal, state or local laws or regulations. The Committee shall have the power to authorize the issuance of Stock in accordance with the provisions of the Plan. No member of the Board or the Committee shall be liable to any person for any determination made in good faith with respect to the Plan or any Option granted hereunder.

     4.2 Majority Rule. A majority of the members of the Committee shall constitute a quorum, and any action taken by a majority at a meeting at which a quorum is present or any action taken without a meeting evidenced by a writing executed by all the members of the Committee, shall constitute the action of the Committee.

     4.3 Company Assistance. The Company shall supply full and timely information to the Committee on all matters relating to eligible persons, their employment, death, retirement, disability or other termination of employment, and such other pertinent facts as the Committee may require. The Company shall furnish the Committee with such clerical and other assistance as is necessary in the performance of its duties.

     4.4 Director and Officer Options. A committee of the Board, consisting of two or more directors designated by the Board, shall have sole authority and discretion to grant or modify, or to otherwise exercise powers of the Committee with respect to, Options to or held by employees who are directors of the Company, or are officers of the Company for the purposes of Section 16 of the Securities Exchange Act of 1934, as amended, provided that no director who is not a "disinterested person," for the purposes of Securities and Exchange Commission Rule 16b-3 or any applicable successor thereto, shall serve on such committee. References elsewhere in this Plan to the Board, in the context of grants or modification of, or exercise of discretion with respect to, Options to or held by employees who are directors or such officers, shall be deemed to refer to such committee.

                            ARTICLE V
                 SHARES OF STOCK SUBJECT TO PLAN

     5.1 Limitations. Subject to any adjustment pursuant to the provisions of Section 5.2 hereof for transactions occurring after February 6, 1987, the maximum number of shares of Stock which may be issued and sold hereunder shall not exceed 1,500,000 shares. Shares subject to an Option may be either authorized and unissued shares or shares issued and later acquired by the Company; provided, however, that shares of Stock with respect to which an Option has been exercised shall not again be available for option hereunder. If outstanding Options granted hereunder shall terminate or expire for any reason without being wholly exercised prior to the end of the period during which Options may be granted hereunder, new Options may be granted hereunder covering the unexercised shares of the terminated or expired Options.

     5.2 Antidilution. In the event that the outstanding shares of Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of merger, consolidation, reorganization, recapitalization, reclassification, combination of shares, stock split-up or stock dividend:

          (a) The aggregate number and kind of shares of Stock as to which Options may be granted hereunder shall be adjusted appropriately;
          (b) The rights under outstanding Options granted hereunder, both as to the number of subject shares and the Option Price, shall be adjusted appropriately; and

          (c) Where dissolution or liquidation of the Company or any merger or combination in which the Company is not a surviving corporation is involved, each outstanding Option granted hereunder shall terminate, but the Optionee shall have the right, immediately prior to such dissolution, liquidation, merger or combination, to exercise his Option, in whole or in part, to the extent that it shall not have been exercised, without regard to any installment exercise provisions, subject, however, to the proviso contained in the following paragraph and to the limitations set forth in Article VI hereof.

     The foregoing adjustments and the manner of application thereof shall be determined solely by the Committee, and any such adjustment may provide for the elimination of fractional share interests; provided, however, that no adjustment shall be made in a manner that will cause an Incentive Stock Option held by an Optionee to become a Non-Qualifying Stock Option without the consent of that Optionee. The adjustments required under this Article shall apply to any successor or successors of the Company and shall be made regardless of the number or type of successive events requiring adjustments hereunder.


                            ARTICLE VI
                              OPTIONS

     6.1 Option Grant and Agreement. Each Option granted hereunder shall be evidenced by minutes of a meeting or the written consent of either the Committee or the Board and by a written Stock Option Agreement dated as of the date of grant and executed by the Company and the Optionee. As to each grant hereunder, the terms of the Option, including the Option's duration, time or times of exercise, and Option Price, shall be stated in the Stock Option Agreement or incorporated therein by reference to the related resolution or written consent.

     6.2  Optionee Limitations.

     (a) Neither the Committee nor the Board shall grant an Incentive Stock Option to any person who, at the time the Option would be granted, (i) is not an employee of the Company or any Subsidiary, or (ii) owns or is considered to own stock possessing 10% of the total combined voting power of all classes of stock of the Company, its Parent or any Subsidiary, provided, however, that the limitation in this clause (ii) shall not apply if, at the time an Option is granted, the Option Price is at least 110% of the Fair Market Value of the Stock subject to the Option and such Option by its terms would not be exercisable after five years from the date on which the Option is granted. For the purpose of the foregoing clause (ii), a person shall be considered to own (x)the stock owned, directly or indirectly, by or for his brothers and sisters (whether by the whole or half blood), spouse, ancestors and lineal descendants; (y)the stock owned, directly or indirectly, by or for a corporation, partnership, estate, or trust in proportion to such persons' stock interest, partnership interest or beneficial interest therein; and (z)the stock which such person may purchase under any outstanding Options of the Company, its Parent or any Subsidiary.

     (b) (i) Years Prior to 1987. The aggregate Fair Market Value (determined as of the time any Options are granted) of the stock for which any Optionee may be granted Incentive Stock Options in any calendar year prior to 1987 (under all Incentive Stock Option plans of such Optionee's employer corporation, any parent or subsidiary of such corporation or any predecessor of such corporations, within the meaning of the regulations under the Internal Revenue Code of 1954, as amended), shall not exceed $100,000 plus any unused limit carryover as was permitted by
Section 422A of that Code and such regulations;

          (ii) Years After 1986. No Incentive Stock Option shall be granted to, nor shall the exercise provisions of any outstanding Incentive Stock Option be amended if held by, any individual who, at the time the Incentive Stock Option is to be granted or amended, would thereby receive or hold Incentive Stock Options pursuant to which the aggregate Fair Market Value (determined at the time the Incentive Stock Options are granted or are deemed to be granted) of the stock with respect to which Incentive Stock Options granted after December 31, 1986, are exercisable for the first time by such individual during any calendar year (under any incentive stock option plan of such Optionee's employer corporation, any parent or subsidiary of such corporation or any predecessor of such corporation, within the meaning of the Regulations) exceeds $100,000; provided, however, that the foregoing restriction on amendment of outstanding Incentive Stock Options shall not preclude an amendment of the exercise provisions of an outstanding Incentive Stock Option if, as a result of such amendment and with the consent of the Optionee, such Option becomes a Non-Qualifying Stock Option.
     6.3 Option Price. The Option Price of the Stock subject to each Option shall be determined by the Committee or Board, but shall not be less than the Fair Market Value of the Stock at the time the Option is granted.

     6.4 Exercise Period. The period for the exercise of each Option shall be determined by the Committee or Board. With respect to Incentive Stock Options, such period shall not exceed ten years from the date of grant of the Option, and in no instance shall such period exceed ten years plus one day from the date of grant of the Option.

     6.5 Option Exercise. Unless otherwise provided in the Stock Option Agreement, an Option shall be exercisable in full or in part at any time prior to expiration of the Option. The Committee or Board shall have the authority in its sole discretion to prescribe in any Stock Option Agreement that the Option may be exercised in installments during the term of the Option.

     (a) An Option may be exercised at any time or from time to time during the term of the Option as to any or all full shares which have become Purchasable under the provisions of the Option, provided that no exercise may be with respect to less than 25 shares unless the number of Purchasable Shares remaining under that Option is less than 25. The Option Price is to be paid in full in cash upon the exercise of the Option and the Company shall not be required to deliver certificates for such shares until such payment has been made; provided, however, that in lieu of cash, all or any portion of the Option Price may be paid by tendering to the Company shares of Stock duly endorsed for transfer and owned by the Optionee, to be credited against the Option Price at their Fair Market Value at the time of exercise. The holder of an Option shall not have any of the rights of a stockholder with respect to the shares of Stock subject to the Option until such shares have been issued or transferred to him upon the exercise of his Option.
     (b) An Option shall be exercised by written notice of intent to exercise the Option with respect to a specified number of shares of Stock delivered to the Company at its principal office, and by payment in full to the Company in accordance with paragraph 6.5(a) at said office of the amount of the Option Price for the number of shares of Stock with respect to which the Option is then being exercised. In addition to and at the time of payment of the Option Price, the Optionee shall pay to the Company in cash the full amount of any federal and state withholding or other employment taxes applicable to the taxable income of such Optionee resulting from such exercise; provided, however, that in the discretion of the Committee or Board, any Stock Option Agreement may provide that all or any portion of such tax obligations, together with additional taxes not exceeding the actual additional taxes to be owed by the Optionee as a result of such exercise, may, upon the irrevocable election of the Optionee, be paid by tendering to the Company shares of Stock duly endorsed for transfer and owned by the Optionee, or by authorization to the Company to withhold shares of Stock otherwise issuable upon exercise of the Option, in either case in that number of shares having a Fair Market Value at the time of exercise equal to the amount of such taxes thereby being paid, and subject, in the case of any Optionee who is required to file reports under Section 16(a) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), to such restrictions as to the approval and timing of any such election as the Committee or Board may from time to time determine to be necessary or appropriate to satisfy the conditions of the exemption set forth in Rule 16b-3 under the 1934 Act.

     6.6 Nontransferability of Option. No Option shall be transferred by an Optionee otherwise than by will or the laws of descent and distribution. During the lifetime of an Optionee, his Option shall be exercisable only by him (or by his guardian or legal representative, should one be appointed).

     6.7 Termination of Employment. In the event of termination of the employment by the Company or any Subsidiary of an Optionee, other than a termination that is either (a) for cause or (b) voluntary on the part of such person and without the written consent of the Company or such Subsidiary, such person may exercise his Option at any time within three months (or such longer period not exceeding 27 months as shall be specified by the Committee or Board) after such termination of employment, or at any time within twelve months (or such longer period not exceeding 36 months as shall be specified by the Committee or Board) after such termination if such person was a Disabled Employee upon termination, but in no event later than ten years ten years plus one day in the case of a Non-Qualifying Stock Option) from the date of grant thereof, to the extent of the number of shares of Stock covered by his Option which were Purchasable by him at the date of the termination of his employment. As to shares of Stock not so Purchasable by him, the Option shall terminate on that date. In the event of the termination of the employment of an Optionee from the Company or any Subsidiary, which termination is either (i) for cause or (ii) voluntary on the part of such person and without the written consent of the Company or such Subsidiary, any Option held by him, to the extent not theretofore exercised, shall immediately terminate and no longer be exercisable in whole or in part. Any change in the employment of an Optionee shall not affect that person's Options, so long as such person continues to be an employee of the Company or any Subsidiary. Subject to the foregoing, the Stock Option Agreement may contain such provisions as the Committee or Board shall approve regarding the effect of authorized leaves of absence. Nothing in the Plan or in any Option shall confer on any person any right to continue in the employ of the Company or any Subsidiary, or shall interfere in any way with the right of the Company or any Subsidiary to terminate his employment at any time.

     6.8 Death of Holder of Option. In the event any Optionee dies while he is employed by the Company or any Subsidiary, or dies within three months (or such longer period not exceeding 27 months as shall be specified by the Committee or Board) after a termination of employment that is neither (a) for cause nor (b) voluntary on the part of such person and without the written consent of the Company or such Subsidiary, any Option held by him may be exercised (to the extent of the entire number of shares of Stock covered by the Option, whether or not Purchasable by the Optionee at the date of his death, unless the Optionee's termination preceded his death, in which case the Option shall be exercisable only to the extent of the number of shares that were Purchasable thereunder on the date of the Optionee's termination) by a legatee or legatees of such Option under the Optionee's will, or by his personal representatives or distributees, at any time after his death, but in no event after ten years (ten years plus one day in the case of Non-Qualifying Stock Options) from the date of the grant thereof, nor after 24 months (or such longer period not exceeding 48 months as shall be specified by the Committee or Board) subsequent to the death of such Optionee.

     6.9 Certain Successor Options. To the extent not inconsistent with the terms, limitations and conditions of
Section 422A of the Code and the Regulations thereunder, a Stock Option Agreement issued to a key employee in respect of an option held by such employee to acquire stock of any entity acquired, by merger or otherwise, by the Company, may contain terms that differ from those stated in this Article VI, but solely to the extent necessary to preserve for any such employee the rights and benefits contained in such predecessor option, or to satisfy the requirements of Section 425(a) of the Code and the Regulations thereunder.


                            ARTICLE VII
                         STOCK CERTIFICATES

     The Company shall not be required to issue or deliver any certificate for shares of Stock purchased upon the exercise of any Option or any portion thereof, prior to fulfillment of all of the following conditions:

     (a) The admission of such shares to listing on all stock exchanges on which the Stock is then listed;

     (b) The completion of any registration or other qualification of such shares under any federal or state law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Committee or Board shall in its sole discretion deem necessary or advisable;

     (c) The obtaining of any approval or other clearance from any federal or state governmental agency which the Committee or Board shall in its sole discretion determine to be necessary or advisable; and

     (d) The lapse of such reasonable period of time following the exercise of the Option as the Committee or Board from time to time may establish for reasons of administrative convenience.


                            ARTICLE VIII
          TERMINATION, AMENDMENT AND MODIFICATION OF PLAN
     The Board may at any time, upon recommendation of the Committee and notwithstanding Section 2.3 hereof, terminate the Plan, and may at any time and from time to time and in any respect amend or modify the Plan; provided, however, that the Board, without approval of the shareholders of the Company, may not amend the Plan to:

          (a) Increase the total number of shares of Stock subject to the Plan, except as contemplated in Section 5.2 hereof;

          (b) Withdraw the administration of the Plan from the Committee;

          (c) Change or modify the class of employees that may participate in the Plan; or

          (d) Otherwise materially increase the benefits accruing to participants under the Plan.

     No amendment of the Plan shall alter or impair any of the rights or obligations under any Option theretofore granted under the Plan without the consent of the Optionee.

     To the extent specified at the time each Option hereunder is granted, such Options are intended to be Incentive Stock Options. The Committee or the Board may from time to time, if necessary, amend the Plan and with the consent of each Optionee, the Committee or the Board, in their discretion, may amend each Option, in each instance in order to comply with any law or regulation of the Internal Revenue Service pertaining to Incentive Stock Options.

                             ARTICLE IX
              RELATIONSHIP TO OTHER COMPENSATION PLANS

     The adoption of the Plan shall not affect any other stock option, incentive or other compensation plans in effect for the Company or any Subsidiary, nor shall the adoption of the Plan preclude the Company or any Subsidiary from establishing any other forms of incentive or other compensation plan for its employees.

                            ARTICLE X
                          MISCELLANEOUS

     10.1 Plan Binding on Successors. The Plan shall be binding upon the successors and assigns of the Company.

     10.2 Singular, Plural; Gender. Whenever used herein, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender.

     10.3 Headings Not Part of Plan. Headings of articles and paragraphs hereof are inserted for convenience and reference, and they do not constitute a part of the Plan.